SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT



     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT is made and entered into as of the 31st day of December, 1996, by and among PLANTATION ASSOCIATES, L.P., a Delaware limited partnership ("Seller"), CAREY DEAN ERWIN, an Oregon resident ("Purchaser"), and WHITE SANDS TRUST, L.L.C., an Oregon limited liability company ("Assignee").


                            RECITALS


     A. Seller and Purchaser are parties to that Purchase and Sale Agreement dated as of November 1, 1996 (the "Purchase Agreement"), as amended by that First Amendment to Purchase and Sale Agreement dated as of November 14, 1996 (the "First Amendment"), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase the 100 bed long term care facility commonly known as Plantation Care Center and located in Salem, Oregon (the "Facility").

     B. Seller and Purchaser desire to further amend the Purchase Agreement to (i) reflect properly the general partner of the Seller as WelCare Service Corporation - V; (ii) reflect the assignment by Purchaser of his rights, duties and obligations as purchaser to Assignee; and (iii) reflect the assumption by Assignee of all of the rights, duties, and obligations of Purchaser under the Purchase Agreement.


                            AGREEMENT


     1. Pursuant to Section 22 of the Purchase Agreement, Purchaser hereby assigns, transfers and conveys all of his rights, title and interest in and to the Purchase Agreement to Assignee. Assignee hereby accepts such assignment and agrees to accept and perform all of the obligations of Purchaser thereunder.

     2. The signature block for Plantation Associates, L.P. is hereby amended to substitute WelCare Service Corporation - V as the General Partner of Seller.

     3.   The representations and warranties contained in Section
8 of the Purchase Agreement are hereby updated by Assignee to the date hereof.

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     IN WITNESS WHEREOF, the parties hereby execute this Second
Amendment as of the day and year first set forth above.

                              PLANTATION ASSOCIATES,
                              LIMITED PARTNERSHIP


                              By:  WelCare Service Corporation - V
                              Its: General Partner
                                   By:  __________________
                                   Its: __________________


                              WHITE SANDS TRUST, L.L.C.


                              By:  _______________________
                              Its: Managing Member

                              ____________________________
                                   Carey Dean Erwin